Exhibit 2.10

EXECUTION VERSION

SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of March 7, 2019, among Navios Maritime Acquisition Corporation, a Marshall Islands corporation, (the “Company”), Navios Acquisition Finance (US) Inc., a Delaware corporation (together with the Company, the “Co-Issuers”), and Shinyo Kieran Limited, a British Virgin Islands limited company and an indirect wholly owned subsidiary of the Company (the “Guaranteeing Subsidiary”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below and as collateral trustee (the “Collateral Trustee”) under the Indenture referred to below.

WITNESSETH

WHEREAS, the Co-Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented, the “Indenture”), dated as of November 13, 2013 providing for the issuance of 8.125% First Priority Ship Mortgage Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Co-Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Seventh Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee, on and subject to the terms, conditions and limitations set forth in the Notation of Guarantee and in the Indenture, including, but not limited, to Article Ten thereof.

3. NEW YORK LAW TO GOVERN. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. COUNTERPARTS. The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Co-Issuers.

7. FATCA. The Co-Issuers hereby confirm to the Trustee that they intend to treat this Seventh Supplemental Indenture as not resulting in a material modification of the Notes for purposes of the Notes’ status as “grandfathered obligations” for Foreign Account Tax Compliance Act purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SHINYO KIERAN LIMITED

By:	/s/ Leonidas Korres
Name: Leonidas Korres
Title: Director

NAVIOS MARITIME ACQUISITION CORPORATION

By:	/s/ Anna Kalathakis
Name: Anna Kalathakis
Title: Director / Senior Vice President

NAVIOS ACQUISITION FINANCE (US) INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director / Secretary / President

[Signature Page to Seventh Supplemental Indenture]

LEROS SHIPPING CORPORATION

KIMOLOS SHIPPING CORPORATION

ZAKYNTHOS SHIPPING

CORPORATION

DONOUSSA SHIPPING

CORPORATION

SCHINOUSA SHIPPING

CORPORATION

SIKINOS SHIPPING CORPORATION

LIMNOS SHIPPING CORPORATION

SKYROS SHIPPING CORPORATION

By:		/s/ Leonidas Korres
	Name:	Leonidas Korres
	Title:	Director

AMINDRA NAVIGATION CO.

ALONNISOS SHIPPING CORPORATION

MAKRONISOS SHIPPING

CORPORATION

IRAKLIA SHIPPING CORPORATION

THASOS SHIPPING CORPORATION

SAMOTHRACE SHIPPING

CORPORATION

PAXOS SHIPPING CORPORATION

ANTIPAXOS SHIPPING CORPORATION

OINOUSSES SHIPPING CORPORATION

ANTIPSARA SHIPPING CORPORATION

PSARA SHIPPING CORPORATION

By:		/s/ Leonidas Korres
	Name:	Leonidas Korres
	Title:	Director

SKIATHOS SHIPPING CORPORATION

SKOPELOS SHIPPING CORPORATION

SYROS SHIPPING CORPORATION

By:		/s/ Vasiliki Papaefthymiou
	Name:	Vasiliki Papaefthymiou
	Title:	Director

[Signature Page to Seventh Supplemental Indenture]

DELOS SHIPPING LIMITED

TILOS SHIPPING LIMITED

NAVIOS ACQUISITION EUROPE

FINANCE INC.

By:		/s/ Leonidas Korres
	Name:	Leonidas Korres
	Title:	Director

SHINYO DREAM LIMITED

SHINYO KANNIKA LIMITED

SHINYO LOYALTY LIMITED

SHINYO NAVIGATOR LIMITED

SHINYO OCEAN LIMITED

SHINYO SAOWALAK LIMITED

SHINYO KIERAN LIMITED

By:		/s/ Leonidas Korres
	Name:	Leonidas Korres
	Title:	Director

AEGEAN SEA MARITIME HOLDINGS

INC.

THERA SHIPPING CORPORATION

TINOS SHIPPING CORPORATION

AMORGOS SHIPPING CORPORATION

ANDROS SHIPPING CORPORATION

ANTIPAROS SHIPPING CORPORATION

CRETE SHIPPING CORPORATION

IKARIA SHIPPING CORPORATION

IOS SHIPPING CORPORATION

KOS SHIPPING CORPORATION

MYTILENE SHIPPING CORPORATION

RHODES SHIPPING CORPORATION

SIFNOS SHIPPING CORPORATION

By:		/s/ Vasiliki Papaefthymiou
	Name:	Vasiliki Papaefthymiou
	Title:	Director

[Signature Page to Seventh Supplemental Indenture]

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee

By:	/s/ Casey A. Boyle
Name: Leonidas Korres
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Collateral Trustee

By:	/s/ Casey A. Boyle
Name: Casey A. Boyle
Title: Assistant Vice President

[Signature Page to Seventh Supplemental Indenture]